Exhibit 4.1

                                  $300,000,000

                                 HSB CAPITAL II

                         Convertible Capital Securities
                (liquidation amount $1,000 per Capital Security)
        fully and unconditionally guaranteed to the extent set forth in the Guarantee by

                                 HSB Group, Inc.


                               Purchase Agreement


                                December 31, 1997

ERC Life Reinsurance Corporation
Employers Reinsurance Corporation
5200 Metcalf
P.O. Box 2991
Overland Park, Kansas 66201-1391

Ladies and Gentlemen:

         HSB Capital II (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act"), and HSB Group, Inc., a Connecticut corporation, as depositor of the Trust and as Guarantor (the "Guarantor"), propose, subject to the terms and conditions stated herein (including the attached term sheet (the "Term Sheet")), that the Trust issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers"), an aggregate liquidation amount of $300,000,000 of Convertible Capital Securities (liquidation amount $1,000 per Capital Security) (the "Securities") representing undivided beneficial interests in the assets of the Trust, guaranteed by the Guarantor as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Guarantor and The First National Bank of Chicago, as Trustee (the "Guarantee Trustee"). The proceeds of the sale of the Securities and an aggregate liquidation amount of $9,300,000 of its Common Securities (liquidation amount $1,000 per common security) (the "Common Securities") are to be invested by the Trust in 7.0% Convertible Subordinated Deferrable Interest Debentures (the "Subordinated Debentures") of the Guarantor, to be issued pursuant to an Indenture (the "Indenture") between the Guarantor and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"). The Common Stock of Guarantor issuable upon conversion of the Securities (the "Guarantor Common Stock") will be subject to a registration rights agreement ("Registration Rights Agreement") between the Guarantor and the Purchasers. The Guarantor is the holding company of The Hartford Steam Boiler Insurance and Inspection Company (the "Principal Subsidiary") and certain of its subsidiaries.

         1. The Guarantor and the Trust jointly and severally represent and warrant to, and agree with, the Purchasers that:

                (a) The Principal Subsidiary's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 and the Guarantor's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 have been made available to the Purchasers in connection with the offering of the Securities. All documents of the Guarantor or of the Principal Subsidiary subsequently filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date hereof and any reference to the documents prepared or distributed in connection with the offering of the Securities shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date hereof and prior to such specified date; all documents filed under the Exchange Act by the Guarantor or the Principal Subsidiary and so deemed to be included, or any amendment or supplement thereto, are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (b) There has not been any material adverse change in, or any adverse development which materially affects, the business, properties or financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole since September 30, 1997 otherwise than as set forth or contemplated herein; and, since September 30, 1997 and except as otherwise set forth herein, there has not been any material change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated herein;

                (c) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Connecticut, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each significant subsidiary (as defined in Regulation S-X of the Commission, each a "Significant Subsidiary") of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                (d) The Guarantor has an authorized capitalization as set forth in the Exchange Act Reports, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

                (e) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Business Trust Act with the power and authority to own its properties and conduct its business as described in the Trust Agreement, and the Trust has conducted no business to date other than as contemplated by this Agreement, and it will conduct no business in the future that would be inconsistent with the Trust Agreement (as defined below); the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement (the "Trust Agreement") among the
         Guarantor, the Administrative Trustees named therein, and The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), and First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee" and, together with the Administrative Trustees, and the Property Trustee, the "Issuer Trustees") and the holders of the Securities issued thereunder, and the agreements and instruments contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement; based on current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                (f) The Securities have been duly and validly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Securities is not subject to preemptive or other similar rights; the Securities will have the rights set forth in the Trust Agreement, and the terms of the Securities are valid and binding on the Trust; the holders of the Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

                (g) The Common Securities of the Trust have been duly and validly authorized by the Trust and upon delivery by the Trust to the Guarantor against payment therefor, will be duly and validly issued undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Time of Delivery (as defined in Section 4(a) below), all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                (h) The Guarantee, the Subordinated Debentures, the Trust Agreement, the Indenture and the Registration Rights Agreement (the Guarantee, the Subordinated Debentures, the Trust Agreement, and the Indenture being collectively referred to as the "Guarantor Agreements") have been duly and validly authorized by the Guarantor and, when validly executed and delivered by the Guarantor and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees and, in the case of the Indenture, by the Debenture Trustee, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their
         respective   terms,   subject,   as  to  enforcement,   to  bankruptcy,
         insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Subordinated Debentures are entitled to the benefits of the Indenture;

                (i)  The  execution  and  delivery  of  this  Agreement  and the
         Guarantor Agreements and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action on the part of the Guarantor, and when executed by the Guarantor and the other parties thereto will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Guarantor or its
         Significant Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument to which the Guarantor or any of its Significant Subsidiaries is a party or by which the Guarantor or any of its Significant Subsidiaries may be bound or to which any of the property or assets of the Guarantor or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Guarantor or the Certificate of Incorporation or By-laws of any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its Significant
         Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Guarantor of the transactions contemplated by this Agreement or the Guarantor Agreements, except such as have been, or will have been obtained or received prior to the Time of Delivery;

                (j) The Trust is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

                (k) Neither the Guarantor nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                (l) There are no legal or governmental proceedings pending to which the Guarantor or any of its Significant Subsidiaries is a party or of which any property of the Guarantor or any of its Significant Subsidiaries is the subject which, if determined adversely to the Guarantor or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, shareholders' equity or results of operations of the Guarantor and its subsidiaries taken as a whole; and, to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         2. Subject to the terms and conditions herein set forth, the Trust and the Guarantor agree that the Trust shall issue and sell to the Purchasers, and the Purchasers agree to purchase from the Trust, at a purchase price of $1,000 per Security, the Securities.

         3. (a) The Purchasers hereby acknowledge and agree with the Guarantor and the Trust that the Securities have not been and will not be registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and subject to the restrictions on transfer and redemption rights of the Guarantor under the Indenture and the Trust Agreement. The Purchasers further agree that they have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with the prior written consent of the Company.

                (b) The Purchasers hereby acknowledge and agree that they will not sell, transfer, assign or otherwise dispose of any Guarantor Common Stock other than in a broad public distribution pursuant to the Registration Rights Agreement or Rule 144 under the Securities Act. In any such distribution, the Purchasers will make reasonable efforts to ensure that no one purchaser or group of related purchasers acquires more than 3.5% of the outstanding Common Stock of Guarantor in such distribution.

         4. (a) The Securities to be purchased by the Purchasers hereunder will be represented by one or more definitive certificated Securities. The Trust will deliver the Securities to the Purchasers, against payment by or on behalf of such Purchasers of the purchase price therefor by wire transfer of Federal (same day) funds to an account designated by the Trust or against payment by or on behalf of the Purchasers of the purchase price therefor by certified or official bank check or checks, payable to the order of the Trust in Federal (same day) funds. The time and date of such delivery and payment shall be 11:30 a.m., New York City time, on December 31, 1997 or such other time and date as the Purchasers and the Trust may agree upon in writing. Such time and date are herein called the "Time of Delivery".

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including any additional documents requested by the Purchasers pursuant to Section 7(e) hereof and the Securities will be delivered at such time and date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), 919 Third Avenue, New York, New York 10022 (the "Closing Location"), all at the Time of Delivery. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Guarantor  and the Trust  jointly and  severally  agree with the
Purchasers:

                (a) Not to have the Trust be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                (b) At any time when the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act and prior to two years from the Time of Delivery, for the benefit of the holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

                (c) To make available to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Guarantor and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date hereof), consolidated summary financial information of the Guarantor and its subsidiaries for such quarter in reasonable detail;

                (d) During a period of five years from the date hereof, to make available to you copies of all reports or other communications (financial or other) furnished to shareholders of the Guarantor, and to make available to the Purchasers (i) as soon as they are generally available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Guarantor is listed; and
         (ii) such additional information concerning the business and financial condition of the Guarantor as the Purchasers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission;

                (e) During the period of two years after the Time of Delivery, the Guarantor will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities or Subordinated Debentures which constitute "restricted securities" under Rule 144 that have been reacquired by any of them; and

                (f) To issue the Guarantee and the Subordinated Debentures concurrently with the issue and sale of the Securities as contemplated herein.

         6. The Guarantor and the Trust jointly and severally covenant and agree with the Purchasers that the Guarantor and the Trust will pay or cause to be paid the following: (i) the cost of producing this Agreement, any Guarantor Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (ii) the cost of preparing the certificates for the Securities and the Subordinated Debentures; (iii) the fees and expenses of the Trustees, the Guarantee Trustee and the Debenture Trustee and any agent of the Trustees, the Guarantee Trustee and the Debenture Trustee and the fees and disbursements of counsel for the Trustees in connection with the Trust Agreement and the Securities, counsel for the Guarantee Trustee in connection with the Guarantee and counsel for the Debenture Trustee in connection with the Indenture and the Subordinated Debentures; and (iv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, the Purchasers will pay all of its own costs and expenses, including the fees of its counsel.

         7. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Guarantor and the Trust contained herein as of the date hereof and the Time of Delivery, to the accuracy of the statements of the Guarantor and the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and (unless delivery is not required until a subsequent date) to the following additional conditions:

                (a) Robert C. Walker, Senior Vice President and General Counsel of the Guarantor and the Trust, shall have furnished to you his written opinion, dated on a date not more than five New York Business Days after the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                    (i) Each of the Guarantor and the Principal  Subsidiary  has
                been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut, with corporate power and authority to own its properties and conduct its business as described in the Exchange Act Reports;

                   (ii) The Guarantor has an  authorized  capitalization  as set forth in the Exchange Act Reports; and all of the issued shares of capital stock of the Principal Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned, to the best of such counsel's knowledge, directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

                  (iii) To the best of such  counsel's  knowledge and other than as set forth in Exchange Act Reports, there are no legal or governmental proceedings pending to which the Guarantor or any of its Significant Subsidiaries is a party or of which any property of the Guarantor or any of its Significant Subsidiaries is the subject which, if determined adversely to the Guarantor or any of its Significant Subsidiaries, could individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Guarantor and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (iv) This  Agreement has been duly  authorized,  executed and delivered by the Guarantor and the Trust;

                    (v) The Guarantee,  the Trust  Agreement,  the Indenture and
                the Registration Rights Agreement have each been duly authorized, executed and delivered by the Guarantor, and, when validly authorized, executed and delivered by the Guarantee Trustee in the case of the Guarantee, when validly authorized, executed, and delivered by the Debenture Trustee in the case of the Indenture, and when validly authorized, executed and delivered by the Issuer Trustees in the case of the Trust Agreement, will constitute valid and legally binding instruments and obligations of the Guarantor enforceable against the Guarantor, in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                   (vi) The Subordinated Debentures, when duly executed, authenticated and issued in accordance with the Indenture and delivered and paid for in accordance with this Agreement, will be valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and entitled to the benefits provided by the Indenture;

                  (vii) The issuance by the  Guarantor of the  Guarantee and the
                Subordinated Debentures, the compliance by the Guarantor with all of the provisions of this Agreement and the Guarantor Agreements, the execution, delivery and performance by the Guarantor of this Agreement and the Guarantor Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor or any of its Significant Subsidiaries is a party or by which the Guarantor or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its Significant Subsidiaries is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Guarantor or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor or any of its Significant Subsidiaries or any of their properties;

                  (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required of the Guarantor for the consummation by the Guarantor of the transactions contemplated by this Agreement or the Guarantor Agreements;

                   (ix) Neither the Guarantor nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound;

                    (x) The  Exchange  Act  Reports  (other  than the  financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                   (xi) The offer,  sale and delivery of the  Securities and the
                Subordinated Debentures in the manner contemplated by this Agreement do not require registration under the Securities Act; and the Trust Agreement, the Guarantee and the Indenture do not require qualification under the Trust Indenture Act of 1939, as amended; and

                  (xii) The Trust is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

                Such opinion of Robert C. Walker may be limited to New York, Connecticut, Delaware and Federal law. To the extent such opinions involve matters governed by New York law, such counsel may assume that there are no differences between New York Law and Connecticut law. In giving such opinions, such counsel may also rely, as to all matters governed by the laws of jurisdictions in which such counsel is not qualified, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Purchasers, in which case the opinion shall state that he believes you and they are entitled to rely on such opinions.

                (b) You shall receive not later than five New York Business Days from the Time of Delivery the opinion of Skadden Arps, special Delaware Counsel for the Trust and the Guarantor, to the effect that:

                    (i) The Trust has been duly created and is validly  existing as a business trust in good standing under the Delaware Business Trust Act and, under the Trust Agreement and the Delaware Business Trust Act, has the trust power and authority to own its properties and conduct its business, all as described in the Trust Agreement, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

                   (ii) The Trust Agreement, when duly authorized,  executed and delivered by the Guarantor, the Property Trustee, and the Delaware Trustee and when duly executed and delivered by the Administrative Trustee, will constitute a valid and binding obligation of the Guarantor and the Administrative Trustees, and is enforceable against the Guarantor and the Trustees, in accordance with its terms, and the terms of the Securities as set forth in the Trust Agreement, to the extent they are obligations of the Trust, are valid and binding obligations of the Trust in accordance with the terms of the Trust Agreement, all subject to the effect upon the Trust Agreement of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that the rights to indemnity and contribution contained therein may be limited by state securities laws or the public policy underlying such laws;

                  (iii) Under the Trust Agreement and the Delaware Business Trust Act, the Trust has the trust power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement, and (b) issue and perform its obligations under the Securities and the Common Securities;

                   (iv) Under the Trust Agreement and the Delaware Business Trust Act, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations thereunder have been duly authorized by all necessary trust action on the part of the Trust;

                    (v) The Securities have been duly and validly  authorized by the Trust Agreement, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; under the Trust Agreement and the Delaware Business Trust Act, the issuance of the Securities is not subject to preemptive or other similar rights; the Securities will have the rights set forth in the Trust Agreement; the Securityholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Securities Certificates (as defined in the Trust Agreement) and the issuance of replacement Capital Securities Certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;

                   (vi) The Common Securities have been duly and validly authorized by the Trust Agreement; under the Trust Agreement and the Delaware Business Trust Act, the issuance of the Common Securities is not subject to preemptive or other similar rights;

                  (vii) This  Agreement has been duly  authorized,  executed and delivered by the Trust;

                  (viii) The issue and sale of the Securities and the Common Securities by the Trust, the execution and delivery of this Agreement by the Trust, the compliance by the Trust with all of the provisions of the Securities, and this Agreement, the purchase by the Trust of the Subordinated Debentures and the consummation of the transactions herein and therein contemplated do not violate (a) the Trust Agreement or the Certificate of Trust of the Trust, or (b) any Applicable Delaware Law;

                   (ix) Based on such  counsel's  review of Applicable  Delaware
                Laws, no Governmental Delaware Approval which has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the execution or delivery by the Trust of the Purchase Agreement or the performance by the Trust of the transactions contemplated thereby except that such counsel need not express any opinion in this paragraph, however, as to any Governmental Approvals which may be required under state securities of "blue sky" laws.

                In giving such opinion, Skadden Arps may state that (a) the term "Applicable Delaware Laws" means only the Delaware Trust Act, the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of Delaware which, in its experience, are ordinarily applicable to transactions of the type contemplated by the Purchase Agreement (excluding those laws, rules and regulations relating specifically to insurance holding companies); (b) the term "Delaware Governmental Authorities" means any Delaware legislative, judicial, administrative or regulatory body under Applicable Laws; (c) the term "Delaware Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Delaware Governmental Authority pursuant to Applicable Laws. In giving such opinion, Skadden Arps may rely, as to all matters governed by the laws of jurisdictions in which such counsel is not qualified, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Purchasers, in which case the opinion shall state that they believe you and they are entitled to rely on such opinions.

                (c) Skadden Arps, special tax counsel for the Guarantor and the Trust, shall furnish to you their written opinion, dated not later than five New York Business Days after the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                    (i) The Trust will be  classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                   (ii) The Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

                (d) Prior to the Time of Delivery, the Guarantor and the Trust shall have furnished to you such further information, certificates and documents as you may reasonably request.

                (e) (i) There has not been any material adverse change in, or any adverse development which materially affects, the business, properties or financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole since the date hereof otherwise than as set forth or contemplated herein, and (ii) since the date hereof there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated herein, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated herein;

                (f) On or after the date hereof and prior to the Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor's securities on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or Connecticut authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated herein;

                (g) The Guarantor and the Trust shall have furnished to you certificates of the Guarantor and the Trust, signed, in the case of the Guarantor, by the Chief Executive Officer, the President or a Senior Executive Vice President of the Guarantor and by the principal accounting or financial officer of the Guarantor, and in the case of the Trust, by an Administrative Trustee, dated the Time of Delivery, as to the accuracy of the representations and warranties of the Guarantor and the Trust herein at and as of such Time of Delivery, as to the performance by the Guarantor and the Trust of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the you may reasonably request.

         8. (a) As of the Closing, the Purchasers and their Affiliates (as defined in the Exchange Act) will have no beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of any securities of Guarantor other than as a result of the Purchasers' acquisition of the Securities.

                (b) The Purchasers hereby agree that, for a period of five (5) years from the date hereof, the Purchasers and their Affiliates will not:

                    (i) in any manner acquire, agree to acquire, make any public or private offer or proposal to acquire or announce or disclose any intention to make an offer or proposal to acquire, directly or indirectly, by purchase or otherwise (except pursuant to a stock split, stock dividend, or other pro rata distribution by Guarantor to holders of any class of its outstanding securities entitled to vote generally in the election of directors ("Voting Securities") or upon conversion of the Securities), any Voting Securities other than the Securities;

                   (ii) propose to enter into, or announce or disclose any intention to propose to enter into, directly or indirectly, any merger, business combination or similar transaction involving Guarantor or its Affiliates or to purchase, directly or indirectly, all or a material portion of the assets of Guarantor or any of its Affiliates;

                  (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) to vote, or seek to advise or influence any person with respect to the voting of, any Voting Securities, or become a "participant" in an "election contest" (as such terms are defined or used in Regulation 14A of the Exchange Act) relating to the election of directors of Guarantor, or initiate, propose or solicit holders of Voting Securities for the approval of any shareholder proposal (under Rule 14a-8 under the Exchange Act or otherwise), provided that the Purchasers shall not be deemed to have engaged in a "solicitation" or to have become a "participant" in accordance with this Agreement or by reason of participation in Guarantor's solicitation of proxies in connection with any annual or special meeting of shareholders of Guarantor;

                   (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any Person, (x) for the purpose of circumventing the provisions of this Agreement or (y) for the purpose of acquiring, holding, voting or disposing of any Voting Securities;

                    (v) (x) request Guarantor (or its directors, officers, employees or agents), directly or indirectly, to take any action which might require Guarantor or any of its Affiliates to make a public announcement regarding the possibility of (A) the acquisition of Voting Securities by the Purchasers, (B) a business combination, merger or similar transaction involving the Purchasers, on the one hand, and Guarantor or any of its Affiliates, on the other hand, (C) the sale to the Purchasers of all or a material portion of the assets of Guarantor or any of its Affiliates, or (D) the amendment or waiver of any of the provisions hereof, or (y) make any public statement regarding any of the foregoing or with respect to the business, management or conduct of Guarantor or its Affiliates;

                   (vi) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other agreement of similar effect;

                  (vii) arrange,  or participate in the arranging of,  financing for the purchase of any Voting Securities by any person or entity, provided that the Purchasers may, as part of their normal business practices (now or as hereinafter adopted), provide bona fide financing to a third party so long as the effect of such financing would not otherwise violate any of the provisions of this Agreement;

                  (viii) participate in any action by written consent of the shareholders of Guarantor unless so requested by the management or board of directors of the Guarantor; or

                   (ix) otherwise act, alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of Guarantor, including, without limitation, by seeking to add or remove any member of the Board of Directors of Guarantor.

                (c)  Notwithstanding  the provisions of clause (ii) of paragraph
         (b), the Purchasers shall be permitted to make a proposal otherwise subject thereto if another person or entity has made such a proposal and such proposal has been publicly announced, provided (i) ten New York Business Days have elapsed since the date of public announcement of such other party's proposal and the Guarantor has not publicly rejected such proposal and (ii) the Purchasers' proposal is made privately to the Guarantor and is not publicized by the Purchasers in any manner. Notwithstanding the provisions of clause (v)(x)(D) of paragraph (b), the Purchasers may request an amendment or waiver of paragraph (b), provided that (i) the Purchasers' request is made privately to the Chief Executive Officer of the Guarantor and (ii) if rejected, no further communication with respect thereto is made publicly by the Purchasers to any person in any manner. It is anticipated that the Purchasers and the Guarantor will be discussing and entering into various business and contractual relationships. Notwithstanding the provisions of clause (ix) of paragraph (b), the Purchasers shall be free to (i) discuss such relationships with the Guarantor and to fully assert and protect their rights thereunder or
         (ii) meet privately with the Chief Executive Officer and/or Chairman of the Board of Guarantor to discuss matters generally of interest to shareholders other than matters related to control or change of control of Guarantor.

                (d) The Purchasers agree that they will, and will cause their Affiliates to, vote any Voting Securities of Guarantor in accordance with the recommendation of the Board of Directors of Guarantor at any annual or special meeting or in any action by consent. If the foregoing provision is inconsistent with any law, rule or regulation applicable to Guarantor, such Voting Securities will be voted in proportion to the votes of all other holders of Voting Securities.

               (e) The parties hereto jointly and severally agree and covenant that any breach of this Section 8 by any of them will cause immediate and irreparable harm to the other, for which there is no adequate remedy at law, and each hereby acknowledges and consents to the right of the other to seek the entry, by a court of competent jurisdiction, of any temporary, preliminary or permanent injunction, or other remedial relief which would arrest or redress any such breaches of this Section 8.

         9. The respective agreements, representations, warranties and other statements of the Guarantor and the Trust and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchasers or any controlling person of any Purchasers, or the Guarantor and the Trust, or any officer or director or controlling person of the Guarantor or the Trust, and shall survive delivery of and payment for the Securities.

         10. This Agreement may be terminated by mutual agreement of the parties, in which event, (i) the Guarantor and the Trust shall not then be under any liability or obligation to the Purchasers with respect to the Securities except as provided in Section 6 hereof and (ii) the Purchasers shall not then be under any liability or obligation to the Guarantor with respect to this Agreement except as provided in Section 6 or 8 hereof.

         11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to: ERC Life Reinsurance Corporation and Employers Reinsurance Corporation, 5200 Metcalf, P.O. Box 2991, Overland Park, Kansas 66201-1391, Attention: General Counsel; and if to the Guarantor or the Trust shall be delivered or sent by mail or facsimile transmission to HSB Group, Inc., One State Street, Hartford, Connecticut 06102, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         12. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Guarantor and the Trust and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Purchasers shall be deemed a successor or assign by reason merely of such purchase.

         13. Time shall be of the essence of this Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchasers and the Guarantor and the Trust.


Very truly yours,

HSB CAPITAL II

By:   HSB GROUP, INC.,
      as  Depositor


By:  /s/ Saul L. Basch
     Name: Saul L. Basch
     Title:  Senior Vice President, Treasurer and Chief Financial Officer



HSB GROUP, INC.



By:  /s/ Saul L. Basch_
     Name:  Saul L. Basch
     Title: Senior Vice President, Treasurer and Chief Financial Officer

Accepted as of the date hereof:

EMPLOYERS REINSURANCE CORPORATION


By:/s/ John M. Connelly

ERC LIFE REINSURANCE CORPORATION


By:/s/ John M. Connelly

                                                 SCHEDULE I

                                                                    Liquidation
                                             Number of              Amount of
                                            Securities              Securities
                                             to be                   to be
        Purchasers                          Purchased               Purchased
        ----------                          -----------            ------------
Employers Reinsurance Corporation.........  180,000                $180,000,000
ERC Life Reinsurance Corporation..........  120,000                 120,000,000
                                            ===========            ============

           Total..........................  300,000                $300,000,000
                                            ===========            ============

                                                              December 30, 1997

                       TERMS OF $300 MILLION CONVERTIBLE SECURITY

A.  Preliminary financial terms

Issuer :            newly created HSB Delaware business trust

Maturity:           20 years

Ranking: Pari passu with HSB Group Global Floating Rate Junior Subordinated Debentures, Series B (subordinate to senior indebtedness)

Rate:               7.0% coupon, payable semi-annually

Extension  periods:  Interest may be deferred for up to 10 consecutive  interest periods, provided that during such period HSB cannot pay dividends on its common stock or repay debt that ranks pari passu or junior provided that no extension period may extend beyond the stated maturity date.

Redemption:         Upon maturity
                    At option of ERC  (non-transferable  right), (i) upon change in  control  of HSB Group  occurring  within  five  years of issuance, redemption at par plus redemption premium, if any, calculated  in  accordance  with  Schedule  A; (ii) if ERC's purchase of IRI does not close before March 31, 1998;  (iii)
                    if after  good-faith  negotiations and revisions (if any) to the  documentation  in accordance with this Term Sheet,  ERC determines  that  the  Securities  do  not  conform  to  the fundamental  economic  terms  set forth  herein  or  contain provisions that impose material legal or tax consequences or
                    risks  on  ERC  that   could   not  have   been   reasonably
                    anticipated.

Callable:           Upon  change in  control  of  purchaser,  at par
                    "Tax event" (loss of tax  deductibility)
                    After 7 years at par under any circumstances
                    If ERC's purchase of IRI does not close before March 31,
                    1998
                    In the event that HSB vetos a purchaser of the convertible securities

Convertibility:     HSB Group common stock at any time, subject to regulatory
                    approval, at conversion price of  $85

B. Standstill Agreement

Term: 5 year term; subject to earlier termination as mutually agreed by the parties

Voting: Agreement to vote its shares in accordance with recommendation of Board, or if unenforceable in accordance with NYSE policy, then proportionate to voting of non-affiliated shareholders

Prohibited
activities:         Acquiring additional shares beyond current ownership (need representation on this) and conversion
                    Participating in proxy solicitation/consent solicitation
                    Making  shareholder  proposal
                    Public or private proposal with respect to a business combination, except for private proposal to HSB following a public proposal for business combination which has not been rejected within 10 business days thereafter by Board of Directors
                    Seeking to add/remove director from board
                    Forming 13D group with other stockholders
                    Making public statements on business management or conduct of HSB
                    Requesting amendment of standstill agreement, other than a non-public request to CEO which, if rejected, may not be followed by a public request

Dispositions of
Convertible:        Rule 144A placement where purchaser agrees to be bound by
                    agreement, subject to HSB right to call at par and to veto the purchaser(s); limit on number of purchasers
                    No registration rights

Disposition of
Common: Demand registration rights; limits on frequency and number of shares that can be covered; must be in broad public distribution with limit on blocks that can be purchased by third parties; subject to customary hold-backs and black-outs

                                   Schedule A
                              (assuming 7% coupon)

     In the event of a change in control of HSB Group within five years of the closing, if the per share price paid in the acquisition comprising the change in control is below the per share price specified below for the year within which the change in control occurs, HSB Group must redeem the note at the redemption value specified in the following table.

             Minimum                                                    Minimum
             Per share  Premium             Redemption  Redemption      ERC
Redemption   Price      to Par   Par Value  Premium     Value           IRR*
----------   -------    -------  ---------  ----------  ----------      -------
Year 1       $92.65     9.00%    $300 M    $ 27,000,000  $327,000,000    16.00%
Year 2        90.95     7.00%     300 M      21,000,000   321,000,000    10.33%
Year 3        89.25     5.00%     300 M      15,000,000   315,000,000     8.53 %
Year 4        87.55     3.00%     300 M       9,000,000   309,000,000     7.67%
Year 5        85.85     1.00%     300 M       3,000,000   303,000,000     7.17%

      *assuming payments at year-end